Consent of Independent Certified Public Accountants


First Investors U.S. Government Plus Fund
95 Wall Street
New York, New York  10005


     We consent to the use in Post-Effective Amendment No. 15 to the Registration Statement on Form N-1A (File No. 2-94932) of our report dated January 30, 1998 relating to the December 31, 1997 financial statements of First Investors U.S. Government Plus Fund, which are included in said Registration Statement.




                                                         /s/ Tait Weller & Baker
                                                         -----------------------
                                                         TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
April 20, 1998